Exhibit 99.1

Arcadia Resources Announces Preliminary Fiscal 2011
Second Quarter Results
-Webcast and Conference Call Scheduled for November 9, 2010-

INDIANAPOLIS, IN – October 19, 2010 – Arcadia Resources, Inc. (NYSE Amex: KAD), a leading provider of innovative consumer health care services under the Arcadia HealthCareSM brand, today announced unaudited preliminary results for the second quarter of fiscal 2011 ending September 30, 2010. The Company will hold a conference call on November 9, 2010 at 11:00 a.m. Eastern Time to discuss the results.

For the three months ended September 30, 2010, the Company is expecting to report net revenues of $26.2 million compared with net revenues of $25.6 million for the same period last year. The Company said it expects to report a reduced operating loss of approximately $2.8 million for the second quarter of fiscal 2011 compared to the prior year operating loss of $3.2 million and a $3.3 million operating loss in the first quarter of this fiscal year.

In its Pharmacy segment, Arcadia reported preliminary revenues of $4.9 million, compared with $3.4 million in the prior year quarter, a 44% increase. Total prescriptions filled during the quarter were 96,800, a 62% increase over the same period last year.  The Company’s DailyMedTM Pharmacy had 5,100 active patients at the end of the second quarter, compared to 4,800 active patients at the end of the first quarter of fiscal 2011.  Despite this 6% increase in active patients, Pharmacy revenues were down slightly from $5.1 million in the fiscal 2011 first quarter. Second quarter revenue was impacted by the implementation of a new Pharmacy software system in July, which included a change from 30-day to 28-day fill cycles, a reduction in the average number of prescriptions filled per patient, and an increase in generics dispensed as a percentage of total prescriptions filled. Pharmacy segment gross margin increased to 15.5% for the second quarter of fiscal 2011 compared to 13.1% in the first quarter of fiscal 2011, the second consecutive quarter of improvement consistent with the Company’s focus on increasing Pharmacy segment margins.

Net revenue in the Services segment was $20.9 million, compared to $21.7 million in the second quarter of fiscal 2010.  Revenues increased 2.5% compared to revenue of $20.4 million for the first quarter fiscal 2011 and were the highest since the third quarter of fiscal 2010.  Gross margin was 30.0% in the second quarter compared to 30.8% for the same period in the prior year.

“While Pharmacy revenue was flat quarter over quarter due to the factors discussed above, our patient count increased more than 6% over the prior quarter. In addition, we have made significant improvements in our enrollment process that resulted in increased enrollment levels in the latter half of the quarter and we have a good pipeline of prospective enrollees that we are contacting. Based on these current trends, and a broader business development activity with a wide array of potential new payers, we anticipate stronger revenue growth quarter over quarter moving forward,” said Marvin Richardson, President and CEO.

Exhibit 99.1

“We have made significant improvements in our DailyMed operations. Pharmacy margins improved 240 basis points over the previous quarter and further improvement is targeted in future quarters. We relocated to a more efficient space and transitioned to a new pharmacy management system that allows us to lower our cost to fill a prescription.  In August, we also transitioned our outsourced outbound enrollment call center to an internal call center that improved the enrollment process while at the same time lowering our enrollment costs by roughly $700,000 annually. We have also made progress in our business development area, as shown by today’s announcement of our new agreement with Touchstone Health.  We fully expect to announce additional new contracts before the end of fiscal 2011,” Richardson continued.

“In our Services segment, we had another solid quarter with increased sales and we expect to report a third consecutive quarter of continued improvement in operating contribution. We also continue to identify opportunities to reduce our SG&A expenses in several parts of our business. We are pleased with the overall improvement in profitability in both segments and look forward to discussing our results in more detail on our upcoming investor call,” Richardson said.

Webcast and Conference Call Information

Arcadia HealthCareSM brand, will issue its fiscal second quarter 2011 results on November 9, 2010 and conduct a conference call and simultaneous internet webcast to review the financial results at 11:00 am ET. Marvin Richardson, Arcadia’s President and Chief Executive Officer, will host the call. Also presenting will be Matthew Middendorf, Chief Financial Officer.

To access the webcast of the Company’s second quarter results, visit the Company’s website at www.arcadiahealthcare.com, 5-10 minutes prior to the start time and click on the webcast link.  The Company’s press release, which will contain financial information to be discussed in the presentation, will also be available on the Company’s website.

To participate in the live conference call, please dial 1-877-407-8031 for (US-based callers) or 1-201-689-8031 (for international callers).  The call can also be accessed (listen mode only) via the Company’s website at www.arcadiahealthcare.com through the “Investors” page.

A replay of the webcast will be available approximately one hour after the completion of the call and will be accessible on www.arcadiahealthcare.com until November 24, 2010.  A telephone replay will be available by dialing 1-877-660-6853 (for US-based callers) or 1-201-612-7415 (for international callers).  For the replay, callers must use both the Account Number 286 and Conference ID number 359345.

Exhibit 99.1

About Arcadia HealthCare

Arcadia HealthCare is a service mark of Arcadia Resources, Inc. (NYSE Amex: KAD), and is a leading provider of home care, medical staffing and pharmacy services under its proprietary DailyMed program.  The Company, headquartered in Indianapolis, Indiana, has 65 locations in 18 states.  Arcadia HealthCare’s comprehensive solutions and business strategies support the Company’s vision of “Keeping People at Home and Healthier Longer.”

DailyMed™ Pharmacy dispenses a monthly cycle of a patient’s prescriptions, over-the-counter medications and vitamins, and organizes them into pre-sorted packets clearly marked with the date and time the medications should be taken.  In the dispensing process, a DailyMed pharmacist reviews each patient’s medication profile and utilizes state-of-the-art medication therapy management tools in order to improve the safety and efficacy of the medications being dispensed.  A DailyMed pharmacist provides routine communication with the patient, the primary care physician, caregivers and payers in order to maximize the pharmaceutical care administered.  The DailyMed program improves patient care and drug utilization while reducing drug and hospitalization costs for private and government payers.

Forward Looking Statements

Any statements contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21A of the Securities Exchange Act of 1934, as amended and otherwise within the meaning of court opinions construing such forward-looking statements. The Company claims all safe harbor and other legal protections provided to it by law for all of its forward-looking statements. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, estimates, uncertainties and other factors, which could cause actual financial or operating results, performances or achievements expressed or implied by such forward-looking statements not to occur or be realized, including our estimates of consumer demand for our services and products, required capital investment, competition, and other factors. Actual events and results may differ materially from those expressed, implied or forecasted in forward-looking statements due to a number of factors. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the Company’s filings with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” and elsewhere in the Company’s most recent Annual Report on Form 10-K and subsequent periodic reports. Among the factors that could cause future results to differ materially from those provided in our press release are: (i) we cannot be certain or our ability to generate sufficient cash flow to meet our obligations on a timely basis; (ii) we may be required to make significant business investments that do not produce offsetting increases in revenue; (iii) we may be unable to execute and implement our growth strategy; (iv) we may be unable to achieve our targeted performance goals for our business segments; and (v) other unforeseen events may impact our business. The forward-looking statements speak only as of the date hereof.

Exhibit 99.1

The Company disclaims any obligation to update or alter its forward-looking statements, except as may be required by law.

Contact:
Matthew Middendorf
Chief Financial Officer
mmiddendorf@arcadiahealthcare.com
(317) 569-8234

Bill Bunting
In-Site Communications, Inc.
(212) 759-3929 / (415) 517-7013
bbunting@insitecony.com